EXHIBIT 10.15

THIRD AMENDMENT OF AMENDED AND RESTATED CREDIT AGREEMENT,
BORROWING BASE REDETERMINATION AND LIMITED WAIVER

THIS THIRD AMENDMENT OF AMENDED AND RESTATED CREDIT AGREEMENT, BORROWING BASE REDETERMINATION AND LIMITED WAIVER (this “Amendment”), dated as of July 20, 2010, is by and among SEFTON RESOURCES, INC., a British Virgin Islands corporation (“Parent”), TEG OIL & GAS U.S.A., INC., a Colorado corporation (“TEGOG”), TEG MIDCONTINENT, INC., a Colorado corporation (“TEGMC”), and BANK OF THE WEST, a California corporation (“BOTW”). Parent, TEGOG and TEGMC are herein collectively referred to as “Borrowers.”

RECITALS

A.           Borrowers and BOTW entered into an Amended and Restated Credit Agreement dated as of October 21, 2008, as heretofore amended (as so amended, the “Credit Agreement”). Capitalized terms used herein but not defined herein shall have the same meanings as set forth in the Credit Agreement.

B.           Borrowers and BOTW desire that this Amendment be executed and delivered in order to amend certain terms and provisions of the Credit Agreement, to evidence a Borrowing Base redetermination and to provide for a limited waiver of certain covenants contained in the Credit Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Credit Agreement . The Credit Agreement shall be, and hereby is, amended as follows, effective as of the date hereof:

(a)           The following new definition shall be inserted in proper alphabetical order in Section 1.1 of the Credit Agreement:

“Debt Service Coverage Ratio” means, at any time, as to any Person, the ratio of: (a) such Person’s EBITDAX for the then most recently completed four consecutive Fiscal Quarters of such Person, determined on a Consolidated basis in accordance with GAAP; to (b) the sum of all principal and interest payments made on indebtedness by such Person (excluding any such payments made by the issuance of equity in such Person) for the then most recently completed four consecutive Fiscal Quarters of such Person, determined on a Consolidated basis in accordance with GAAP.

(b)           In lines 1 and 2 of the definition of “Maturity Date” in Section 1.1 on page 7 of the Credit Agreement, “February 28, 2011” shall be substituted for “August 31, 2010.”

(c)           The following shall be inserted just prior to the period at the end of Section 2.1(c) on page 11 of the Credit Agreement:

, or (8) issue a Letter of Credit if, after such Letter of Credit is issued, the sum of the face amounts of all Letters of Credit outstanding hereunder would exceed $1,000,000.

(d)           The following shall be substituted for Section 6.2(a)(2) on page 32 of the Credit Agreement:

(2)           Borrowers will not permit the Debt Service Coverage Ratio of Parent, determined on a Consolidated basis, to be less than 1.25:1.00 at any time on or after September 30, 2010.

(e)           The following shall be substituted for Section 4(b) of Exhibit E on page E-2 of the Credit Agreement:

(b)	Debt Service Coverage Ratio:
Actual
(1) Parent’s Consolidated EBITDAX
for most recently completed four
	consecutive Fiscal Quarters:	$__________

(2) Consolidated principal and interest
payments of Parent for most
recently completed four consecutive
	Fiscal Quarters:	$__________

Debt Service Coverage Ratio
	of Parent ((1)/(2)):	______/1.00

	Minimum Per Agreement:	1.25/1.00

2.           Borrowing Base Redetermination.  BOTW has performed the regularly-scheduled June 1, 2010 Borrowing Base redetermination, resulting in the Borrowing Base being set at $7,000,000 until the effective date of the ensuing Borrowing Base redetermination pursuant to the terms of the Credit Agreement.

3.           Limited Waiver.  BOTW hereby waives compliance by Borrowers with the following covenants contained in the Credit Agreement, subject to the conditions set forth below:

(a)           Borrowers’ covenant in Section 6.1(b)(2) of the Credit Agreement to have furnished BOTW with the unaudited Consolidated and consolidating financial statements of Parent for the Fiscal Quarter ending March 31, 2010 not later than 45 days after the end of such Fiscal Quarter; provided that said financial statements shall be provided to BOTW not later than 105 days after the end of such Fiscal Quarter; and

(b)           Borrowers’ covenant in Section 6.2(a)(1) of the Credit Agreement that Parent would maintain a Current Ratio of not less than 1.00:1.00 at all times on or before June 30, 2010; provided that Parent shall maintain a Current Ratio of not less than 1.00:1.00 at all times on or after September 30, 2010.

4.           Loan Documents.  All references in any document to the Credit Agreement shall be deemed to refer to the Credit Agreement, as amended pursuant to this Amendment.

5.           Certification by Borrowers.  Borrowers hereby certify to BOTW that, as of the date of this Amendment, after giving effect to the provisions hereof: (a) all of Borrowers’ representations and warranties contained in the Credit Agreement are true, accurate and complete in all material respects, (b) Borrowers have performed and complied with all agreements and conditions required to be performed or complied with by Borrowers under the Credit Agreement and/or any Loan Document on or prior to this date, and (c) no Default or Event of Default has occurred under the Credit Agreement.

6.           Conditions Precedent.  The obligations of the parties under this Amendment are subject, at the option of BOTW, to the prior satisfaction of the condition that Borrowers shall have delivered to BOTW the following (all documents to be satisfactory in form and substance to BOTW and, if appropriate, duly executed and/or acknowledged on behalf of the parties other than BOTW):

(a)           This Amendment.

(b)           A fee in the amount of $35,000, payable to BOTW in connection with the extension of the Maturity Date being made pursuant to the terms hereof.

7.           Continuation of the Credit Agreement.  Except as specified in this Amendment, the provisions of the Credit Agreement shall remain in full force and effect.

8.           Expenses.  Borrowers shall pay all expenses incurred in connection with the transactions contemplated by this Amendment, including without limitation all fees and expenses of the attorney for BOTW and any and all filing and recording expenses.

9.           Miscellaneous.  This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[SIGNATURES ON FOLLOWING PAGE]

EXECUTED as of the date first above written.

SEFTON RESOURCES, INC.

By:	/s/ Jim Ellerton
Jim Ellerton,
Chief Executive Officer

TEG OIL & GAS U.S.A., INC.

By:	/s/ Jim Ellerton
Jim Ellerton,
Chairman

TEG MIDCONTINENT, INC.

By:	/s/ Jim Ellerton
Jim Ellerton,
Chairman

BANK OF THE WEST

By:	/s/ Duc Duong
Duc Duong,
Vice President